UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 5, 2007

Chase Packaging Corporation
(Exact name of registrant as specified in its charter)

 Texas
0-21609
93-1216127

 (State of incorporation)
(Commission File No.)
(IRS Employer Identification No.)

 636 River Road

 Fair Haven, NJ
07704

 (Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (732) 741-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
The Board of Directors of Chase Packaging Corporation (the “Company”) has elected Edward L. Flynn as a member of the Company’s Board of Directors effective June 5, 2007. Mr. Flynn, age 72, has owned and operated Flynn Meyer Company, a management company for the restaurant industry, since 1976; has served as a Director and the Treasurer of Citri-Lite Co., a soft drink company, since 1994; has served as a Director of TGC Industries, Inc., a company engaged in the geophysical services industry, since 1999; and was elected as a Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, in May 2007. There is no arrangement or understanding between Mr. Flynn and the Company or any of its representatives pursuant to which Mr. Flynn was selected as a director except an agreement for the payment of the standard directors’ fees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHASE PACKAGING CORPORATION

Date: June 7, 2007	By:	/s/ Allen T. McInnes

Allen T. McInnes

President and Principal Executive Officer